Registration No. 33-


                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              FRONTIER CORPORATION
                  (Previously Rochester Telephone Corporation)
             (Exact name of registrant as specified in its charter)

                   NEW YORK                      16-0613330
         (State or other jurisdiction            (I.R.S. Employer
        of incorporation or organization)       Identification No.)
        --------------------------------        -------------------

         180 South Clinton Avenue, Rochester, New York 14646-0770
          (Address of Principal Executive Offices)     (Zip Code)

                       ALC COMMUNICATIONS CORPORATION
                              1986 OPTION PLAN

                       ALC COMMUNICATIONS CORPORATION
                           1990 STOCK OPTION PLAN

                       ALC COMMUNICATIONS CORPORATION
                1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                       ALC COMMUNICATIONS CORPORATION
        STOCK OPTION GRANTED TO RICHARD J. UHL ON SEPTEMBER 3, 1991

                       ALC COMMUNICATIONS CORPORATION
        STOCK OPTION GRANTED TO MICHAEL E. FAHERTY ON JUNE 23, 1992

                       ALC COMMUNICATIONS CORPORATION
        ADVISORY AGREEMENT WITH STOCK OPTION DATED SEPTEMBER 7, 1988
                 BETWEEN ALC COMMUNICATIONS CORPORATION AND
                    GRUMMAN HILL INVESTMENTS, L.P. AND
                  GRUMMAN HILL ASSOCIATES, INC., AS AMENDED

                       ALC COMMUNICATIONS CORPORATION
      STOCK OPTION DATED AS OF MAY 12, 1994 BETWEEN ALC COMMUNICATIONS
               CORPORATION AND GRUMMAN HILL ASSOCIATES, INC.

                         (Full title of the Plans)

                         Josephine S. Trubek, Esq.
                            Corporate Secretary
                           Frontier Corporation
                          180 South Clinton Avenue
                       Rochester, New York 14646-0700
                               (716) 777-6713


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                                                                        2


            ---------------------------------------------------
             (Name, address, including zip code, and telephone number, including area code, of agent for service)
            ---------------------------------------------------

                                  Copy to:
                           Helen A. Zamboni, Esq.
                             Corporate Counsel
                            Frontier Corporation
                          180 South Clinton Avenue
                       Rochester, New York 14646-0700




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                                                                         3




                      CALCULATION OF REGISTRATION FEE


    Title of                    Proposed        Proposed
 Securities to     Amount        Maximum         Maximum       Amount of
       be          to be     Offering price     Aggregate     Registration
 Registered(1)   Registered     per share    Offering Price       Fee
--------------   ----------   -------------  -------------    ------------
 Common Stock     7,735,414      $26.50        $204,988,471  $37,565.00
 $1.00 par          shares         (2)                 (2)         (3)
 value

(1) This Registration statement relates to certain shares ("Option Shares") of Common Stock, par value $1.00 per share, of the Registrant issuable in connection with the merger (the "Merger") of a wholly owned subsidiary of the Registrant with and into ALC Communications Corporation ("ALC"). Following the Merger, the options under the Plans to acquire Common Stock, par value $.01 per share, of ALC will constitute options ("Options") to acquire the Option Shares.

(2) Estimated only for the purpose of calculating the registration fee. Such estimates have been computed in accordance with Rule 457(c) and are based upon the average of the high and low prices for the Registrant's Common Stock reported on the New York Stock Exchange on August 15, 1995.

(3) A registration fee covering 4,038,982 Option Shares (the maximum number of Option Shares issuable upon the exercise of all currently outstanding Options that were, or prior to the effective time of the Merger would be, exercisable) was paid by the Registrant with the Registration Statement on Form S-4, Registration No. 33-61047, filed with the Securities and Exchange Commission on July 14, 1995; therefore, pursuant to Rule 457(b), the fee payable herewith has been reduced by $33,121.39, the portion of the registration fee paid with such Registration Statement on Form S-4 allocable to such Option Shares.




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                                                                          4



                                   PART I

          A letter updating the information required by Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1).




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                                                                          5



                                  PART II

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents that have been filed by Frontier Corporation (the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (as amended by the Amendment on Form 10-K/A filed July 14, 1995);

          (b) The Company's Quarterly Reports on Form 10-Q for the three months March 31, 1995 (as amended by the Amendment on Form 10-Q/A filed July 14, 1995) and June 30, 1995;

          (c) The Company's Current Reports on Form 8-K dated February 13, 1995; February 21, 1995; February 27, 1995; March 17, 1995; April 9,
     1995; April 10, 1995 (two); April 12, 1995; April 27, 1995; May 11,
     1995; June 6, 1995; and

          (d) The description of the Common Stock, par value $1.00 per share, of the Company (the "Common Stock") contained in registration statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date such documents were filed.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Under the New York Business Corporation Law ("NYBCL"), indemnification of directors and officers generally may be provided to whatever extent is authorized by a corporation's certificate of incorporation or a bylaw or vote adopted by the shareholders. However, the NYBCL does not permit indemnification with respect to any matter as to which the director or officer has been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.




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                                                                          6




          The NYBCL also provides that no indemnification of directors in shareholder derivative suits may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or
(ii) any claim, issue or matter as to which the director or officer has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action is brought, any court of competent jurisdiction, determines upon application that, in view of the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. The statutory provisions for indemnification and advancement of expenses are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled independently of the applicable statutory provision.

          The Company's By-Laws currently provide for indemnification of directors and officers and advancement of indemnified expenses to the full extent now or hereafter permitted by the NYBCL.

          The Company maintains directors' and officers' liability insurance which insures against liabilities that directors or officers of the Company may incur in such capacity.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.


ITEM 8.   EXHIBITS

Exhibits

4.1       -    Restated Certificate of Incorporation of Rochester Telephone
               Corporation ("RTC") as amended, is incorporated by reference to Exhibit 3 to Form 10-Q for the quarter ended September
               30, 1980 (File No. 1-4166).

4.2       -    Certificate of Amendment to Restated Certificate of
               Incorporation of RTC is incorporated by reference to Exhibit
               3-2 to Form 10-K for the year ended December 31, 1984 (File
               No. 1-4166).

4.3       -    Certificate of Change to Restated Certificate of
               Incorporation of RTC is incorporated by reference to Exhibit
               3-4 to Form 10-K for the year ended December 31, 1988 (File
               No. 1-4166).

4.4       -    Certificate of Amendment to Restated Certificate of
               Incorporation of RTC is incorporated




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                                                                          7




               by reference to Exhibit 3-5 to Form 10-K for the year ended December 31, 1990 (File No. 1-4166).

4.5       -    Certificate of Amendment to Restated Certificate of
               Incorporation of Frontier Corporation ("Frontier") is incorporated by reference to Exhibit 3-2 to Form 8-K dated
               February 13, 1995 (File No. 1-4166).

4.6       -    Certificate of Amendment to Restated Certificate of
               Incorporation of Frontier is incorporated by reference to
               Exhibit 3-3 to Form 8-K dated February 13, 1995 (File No.
               1-4166).

4.7       -    By-laws of Frontier are incorporated by reference to Exhibit
               3.2 to Form 10-K for the year ended December 31, 1994 (File
               No. 1-4166).

5         -    Opinion of Helen A. Zamboni, Corporate Counsel of Frontier,
               as to legality of the securities being issued.

23.1      -    Consent of Helen A. Zamboni (included in Exhibit 5).

23.2      -    Consent of Price Waterhouse.

24        -    Powers of Attorney.


ITEM 9.   UNDERTAKINGS

          (a) The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference herein.




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                                                                          8



          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
---------

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
        ---------

          (c) Insofar as indemnification for liabilities arising under the Act may be permitted to officers and directors of the Company pursuant to the foregoing provisions, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and therefore, unenforceable. In the event that a claim for such indemnification (except insofar as it provides for payment by the Company of expenses incurred or paid by a director or officer in the successful defense of any action, suit or proceeding) is asserted against the Company by a director or officer and the Commission is still of the same opinion, the Company will, unless the matter has, in the opinion of its counsel, been adjudicated by precedent deemed by it to be controlling, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




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                                                                          9



                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on August 16, 1995.

                                   FRONTIER CORPORATION


                                            By: /s/ Louis L. Massaro
                                                -----------------------------
                                                Louis L. Massaro
                                                Executive Vice President



          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



Date:  August 16, 1995                                    *
                                                -----------------------------
                                                Ronald L. Bittner
                                                Chairman, Chief Executive
                                                Officer and Director
                                                (principal executive officer)



Date:  August 16, 1995                                    *
                                                -----------------------------
                                                Marvin C. Moses
                                                Executive Vice President and
                                                Chief Financial Officer
                                                (principal financial officer)


Date:  August 16, 1995                                    *
                                                -----------------------------
                                                Richard A. Smith
                                                Controller (principal
                                                accounting officer)



Date:  August 16, 1995

                                                -----------------------------
                                                Patricia C. Barron
                                                Director




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                                                                         10



                                                            *
Date:  August 16, 1995
                                                  ---------------------------
                                                  Raul E. Cesan
                                                  Director



Date:  August 16, 1995
                                                  ---------------------------
                                                  Brenda Evans Edgerton
                                                  Director


                                                            *
Date:  August 16, 1995
                                                  ---------------------------
                                                  Jairo A. Estrada
                                                  Director



                                                            *
Date:  August 16, 1995
                                                  ---------------------------
                                                  Michael E. Faherty
                                                  Director



                                                            *
Date:  August 16, 1995
                                                  ---------------------------
                                                  Daniel E. Gill
                                                  Director



                                                            *
Date:  August 16, 1995
                                                  ---------------------------
                                                  Alan C. Hasselwander
                                                  Director



                                                            *
Date:  August 16, 1995
                                                  ---------------------------
                                                  Robert Holland, Jr.
                                                  Director



                                                            *
Date:  August 16, 1995
                                                  ---------------------------
                                                  Douglas H. McCorkindale
                                                  Director



                                                            *
Date:  August 16, 1995
                                                  ---------------------------
                                                  William H. Oberlin
                                                  Director

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                                                                         11




Date:  August 16, 1995
                                                  ---------------------------
                                                  Dr. Leo J. Thomas
                                                  Director



Date:  August 16, 1995
                                                  ---------------------------
                                                  Richard J. Uhl
                                                  Director



                                                            *
Date:  August 16, 1995
                                                  ---------------------------
                                                  John M. Zrno
                                                  Director



                                            *By:  /s/ Louis L. Massaro
                                                  ---------------------------
                                                  Louis L. Massaro
                                                  Attorney In Fact




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                                                                         12



                                  EXHIBIT INDEX



          Exhibit No.     Description

          4.1             Restated Certificate of
                          Incorporation of Rochester
                          Telephone Corporation ("RTC") as
                          amended, is incorporated by
                          reference to Exhibit 3 to Form
                          10-Q for the quarter ended
                          September 30, 1980 (File No.
                          1-4166).

          4.2             Certificate of Amendment to
                          Restated Certificate of
                          Incorporation of RTC is
                          incorporated by reference to
                          Exhibit 3-2 to Form 10-K for the
                          year ended December 31, 1984 (File
                          No. 1-4166).

          4.3             Certificate of Change to Restated
                          Certificate of Incorporation of
                          RTC is incorporated by reference
                          to Exhibit 3-4 to Form 10-K for
                          the year ended December 31, 1988
                          (File No. 1-4166).

          4.4             Certificate of Amendment to
                          Restated Certificate of
                          Incorporation of RTC is
                          incorporated by reference to
                          Exhibit 3-5 to Form 10-K for the
                          year ended December 31, 1990 (File
                          No. 1-4166).

          4.5             Certificate of Amendment to
                          Restated Certificate of
                          Incorporation of Frontier
                          Corporation ("Frontier") is
                          incorporated by reference to
                          Exhibit 3-2 to Form 8-K dated
                          February 13, 1995 (File No.
                          1-4166).

          4.6             Certificate of Amendment to
                          Restated Certificate of
                          Incorporation of Frontier is
                          incorporated by reference to
                          Exhibit 3-3 to Form 8-K dated
                          February 13, 1995 (File No.
                          1-4166).


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                                                                         13


          4.7             By-laws of Frontier are
                          incorporated by reference to
                          Exhibit 3.2 to Form 10-K for the
                          year ended December 31, 1994 (File
                          No. 1-4166).

          5               Opinion of Helen A. Zamboni,
                          Corporate Counsel of Frontier, as
                          to legality of the securities
                          being issued.                               Herewith

          23.1            Consent of Helen A. Zamboni
                          (included in Exhibit 5).

          23.2            Consent of Price Waterhouse.                Herewith

          24              Powers of Attorney.                         Herewith